UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2023
_____________________
RayzeBio, Inc.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	001-41799	84-4388509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Morehouse Drive, Suite 300
San Diego, California 92121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (619) 937-2754
N/A
(Former name or former address, if changed since last report.)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RYZB	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a) Resignation of Director
On November 1, 2023, Aaron Royston, M.D. resigned from the Board of Directors (the “Board”) of RayzeBio, Inc. (the “Company”). Dr. Royston’s decision to resign from the Board was voluntary and not as a result of any disagreement with the Company concerning any matter relating to its operations, policies or practices.
(d) Appointment of Director
On November 1, 2023, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Tim Van Hauwermeiren, M.Sc. EMBA to fill the vacancy created by Dr. Royston’s resignation. Mr. Van Hauwermeiren will serve as a Class I director, with an initial term expiring at the Company’s 2024 annual meeting of stockholders.
Mr. Van Hauwermeiren is the co-founder and has served as Chief Executive Officer of argenx SE, a biopharmaceutical company, since 2008, and has served as a member of the Board of Directors of argenx SE since 2017. Mr. Van Hauwermeiren also serves on the board of iTeos Therapeutics, a public clinical-stage biopharmaceutical company. Mr. Van Hauwermeiren holds a B.Sc. and M.Sc. in bioengineering from Ghent University (Belgium) and an Executive MBA from The Vlerick School of Management.
Pursuant to the Company’s non-employee director compensation policy, Mr. Van Hauwermeiren was granted on the date of his appointment an option to purchase 48,628 shares of the Company’s common stock, which vest in substantially equal monthly installments over the three years following his appointment to the Board, subject to Mr. Van Hauwermeiren’s Continuous Service (as defined in the Company’s 2023 Equity Incentive Plan (the “Plan”)) through each such vesting date, and will vest in full upon a Change in Control (as defined in the Plan), subject to Mr. Van Hauwermeiren’s Continuous Service through such date. Mr. Van Hauwermeiren will receive cash compensation for his service on the Board in accordance with the Company’s non-employee director compensation policy, as such policy may be amended from time to time. Mr. Van Hauwermeiren has also entered into the Company’s standard form of Indemnity Agreement, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on September 11, 2023.
There is no arrangement or understanding between Mr. Van Hauwermeiren and any other person pursuant to which Mr. Van Hauwermeiren was appointed as a director, and there is no family relationship between Mr. Van Hauwermeiren and any of the Company’s other directors or executive officers. Mr. Van Hauwermeiren is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board has determined that Mr. Van Hauwermeiren is an independent director in accordance with the listing requirements of the Nasdaq Global Market.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RayzeBio, Inc.

Dated: November 1, 2023	By:	/s/ Ken Song
Ken Song, M.D.
President and Chief Executive Officer